Terex Reports First Quarter 2022 Results

•Sales of $1 billion increased 16% year-over-year
•Record backlog of $3.5 billion as customer demand remains strong
•Cost discipline with 11.1% SG&A percent of sales; Decreased spending by $3 million
•Operating margin improved to 7.4%
•EPS of $0.74 per share; Up 32% year-over-year
•Reaffirming full-year 2022 EPS outlook of $3.55 to $4.05

Norwalk, CT, April 28, 2022 -- Terex Corporation (NYSE: TEX) announced first quarter 2022 income from continuing operations of $52.3 million, or $0.74 per share, on net sales of $1.0 billion. In the first quarter of 2021, the reported income from continuing operations was $39.7 million, or $0.56 per share, on net sales of $864.2 million.

“The team delivered solid financial results for the quarter considering the current operating environment,” said Terex Chairman and Chief Executive Officer John L. Garrison, Jr. “We continue to experience global supply chain disruptions and significant inflationary pressures due to the pandemic and geopolitical risks. Our team members are focused on overcoming these challenges to improve delivery performance for customers and dealers. I want to thank all our dedicated Terex team members for their hard work in this demanding environment.”

Garrison continued, "We are committed to investing in new technologies and products, including our recent investment in Viatec and Ecotec recycling solutions. These investments will capitalize on demand trends in electrification and recycling to drive growth."

Julie Beck, Senior Vice President and Chief Financial Officer, said, “The team delivered exceptional expense management in this dynamic environment to help offset increasing costs. The Company has a strong balance sheet with low leverage and ample liquidity to support its growth initiatives."

Garrison concluded, "Terex team members are committed to operational improvement and driving the growth strategies of our leading businesses and brands. I am confident that the Company will continue to create value for our customers, dealers, employees, and shareholders."

Non-GAAP Measures and Other Items

Results of operations reflect continuing operations.  All per share amounts are on a fully diluted basis.  A comprehensive review of the quarterly financial performance is contained in the presentation that will accompany the Company’s earnings conference call.

In this press release, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures.  These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies.  Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses.

The Glossary at the end of this press release contains further details about this subject.

Conference call

The Company has scheduled a conference call to review the financial results on Friday, April 29, 2022 beginning at 8:30 a.m. ET. John L. Garrison, Jr.,Chairman and CEO, and Julie Beck, Senior Vice President and Chief Financial Officer, will host the call. A simultaneous webcast of this call can be accessed at https://investors.terex.com. Participants are encouraged to access the call 10 minutes prior to the starting time. The call will also be archived in the Event Archive at https://investors.terex.com.

Forward-Looking Statements

Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995) regarding future events or our future financial performance that involve certain contingencies and uncertainties, including those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent reports we file with the U.S. Securities and Exchange Commission from time to time, in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Contingencies and Uncertainties.” In addition, when included in this press release the words “may,” “expects,” “should,” “intends,” “anticipates,” “believes,” “plans,” “projects,” “estimates,” “will” and the negatives thereof and analogous or similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on current expectations and projections about future events. These statements are not guarantees of future performance. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties, many of which are beyond our control, include, among others:

•our business has been, and could be further, adversely impacted by global health pandemics such as the outbreak of a new strain of coronavirus (“COVID-19”);
•our business is highly competitive and is affected by our cost structure, pricing, product initiatives and other actions taken by competitors;
•we are dependent upon third-party suppliers, making us vulnerable to supply shortages and price increases;
•consolidation within our customer base and suppliers;
•our operations are subject to a number of potential risks that arise from operating a multinational business, including compliance with changing regulatory environments and political instability;
•a material disruption to one of our significant facilities;
•our business is sensitive to government spending;
•our ability to integrate acquired businesses;
•our business is affected by the cyclical nature of markets we serve;
•our need to comply with restrictive covenants contained in our debt agreements;
•our ability to generate sufficient cash flow to service our debt obligations and operate our business;
•our ability to access the capital markets to raise funds and provide liquidity;
•the financial condition of suppliers and customers, and their continued access to capital;
•exposure from providing credit support for some of our customers;
•we may experience losses in excess of recorded reserves;
•our business is global and subject to changes in exchange rates between currencies, commodity price changes, regional economic conditions and trade relations;
•our retention of key management personnel and skilled labor;
•possible work stoppages and other labor matters;
•changes in import/export regulatory regimes, imposition of tariffs, escalation of global trade conflicts and unfairly traded imports, particularly from China, could continue to negatively impact our business;
•compliance with changing laws and regulations, particularly environmental and tax laws and regulations;
•litigation, product liability claims and other liabilities;
•our compliance with the United States (“U.S.”) Foreign Corrupt Practices Act and similar worldwide anti-corruption laws;
•increased regulatory focus on privacy and data security issues and expanding laws;
•our ability to comply with an injunction and related obligations imposed by the U.S. Securities and Exchange Commission (“SEC”);
•our ability to successfully implement our strategy;
•disruption or breach in our information technology systems and storage of sensitive data; and
•other factors.

Actual events or our actual future results may differ materially from any forward-looking statement due to these and other risks, uncertainties and material factors. The forward-looking statements contained herein speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained in this press release to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Terex
Terex Corporation is a global manufacturer of materials processing machinery and aerial work platforms. We design, build and support products used in construction, maintenance, manufacturing, energy, recycling, minerals and materials management applications. Certain Terex products and solutions enable customers to reduce their environmental impact including electric and hybrid offerings that deliver quiet and emission-free performance, products that support renewable energy, and products that aid in the recovery of useful materials from various types of waste. Our products are manufactured in North America, Europe, Australia and Asia and sold worldwide. We engage with customers through all stages of the product life cycle, from initial specification and financing to parts and service support.

Contact Information
Randy Wilson
Director, Investor Relations & Corporate Treasury
Phone: 203-221-5415 Email: randy.wilson@terex.com

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(unaudited)
(in millions, except per share data)

	Three Months Ended March 31,

	2022	2021
Net sales	$1,002.5	$864.2
Cost of goods sold	(816.7)	(688.8)
Gross profit	185.8	175.4
Selling, general and administrative expenses	(111.3)	(113.9)
Income (loss) from operations	74.5	61.5
Other income (expense)
Interest income	0.6	0.7
Interest expense	(10.6)	(15.3)
Loss on early extinguishment of debt	—	(2.1)
Other income (expense) – net	(0.3)	2.6
Income (loss) from continuing operations before income taxes	64.2	47.4
(Provision for) benefit from income taxes	(11.9)	(7.7)
Income (loss) from continuing operations	52.3	39.7
Gain (loss) on disposition of discontinued operations- net of tax	(0.4)	0.4
Net income (loss)	$51.9	$40.1
Basic earnings (loss) per Share:
Income (loss) from continuing operations	$0.75	$0.57
Gain (loss) on disposition of discontinued operations – net of tax	(0.01)	0.01
Net income (loss)	$0.74	$0.58
Diluted earnings (loss) per Share:
Income (loss) from continuing operations	$0.74	$0.56
Gain (loss) on disposition of discontinued operations – net of tax	(0.01)	0.01
Net income (loss)	$0.73	$0.57
Weighted average number of shares outstanding in per share calculation
Basic	69.8	69.5
Diluted	70.9	70.8

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in millions, except par value)

	March 31, 2022	December 31, 2021

Assets
Current assets
Cash and cash equivalents	$218.4	$266.9
Other current assets	1,616.7	1,500.9
Total current assets	1,835.1	1,767.8
Non-current assets
Property, plant and equipment – net	433.9	429.6
Other non-current assets	670.9	666.1
Total non-current assets	1,104.8	1,095.7
Total assets	$2,939.9	$2,863.5

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	$1.9	$5.6
Other current liabilities	917.6	904.3
Total current liabilities	919.5	909.9
Non-current liabilities
Long-term debt, less current portion	738.4	668.5
Other non-current liabilities	167.9	175.5
Total non-current liabilities	906.3	844.0
Total liabilities	1,825.8	1,753.9

Total stockholders’ equity	1,114.1	1,109.6
Total liabilities and stockholders’ equity	$2,939.9	$2,863.5

TEREX CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in millions)

	Three Months Ended March 31,
	2022	2021
Operating Activities
Net income (loss)	$51.9	$40.1
Depreciation and amortization	11.7	12.8
Changes in operating assets and liabilities and non-cash charges	(115.3)	85.2
Net cash provided by (used in) operating activities	(51.7)	138.1
Investing Activities
Capital expenditures	(20.1)	(7.3)
Other investing activities, net	(3.1)	1.2
Net cash provided by (used in) investing activities	(23.2)	(6.1)
Financing Activities
Net cash provided by (used in) financing activities	28.0	(214.9)
Effect of exchange rate changes on cash and cash equivalents	(1.6)	(9.4)
Net increase (decrease) in cash and cash equivalents	(48.5)	(92.3)
Cash and cash equivalents at beginning of period	266.9	670.1
Cash and cash equivalents at end of period	$218.4	$577.8

TEREX CORPORATION AND SUBSIDIARIES
SEGMENT RESULTS DISCLOSURE
(unaudited)
(in millions)

	Q1
	2022		2021
		% of		% of
		Net Sales		Net Sales
Consolidated
Net sales	$1,002.5		$864.2
Income from operations	$74.5	7.4%	$61.5	7.1%

MP
Net sales	$452.7		$378.2
Income from operations	$64.5	14.2%	$49.1	13.0%

AWP
Net sales	$551.5		$476.7
Income from operations	$32.5	5.9%	$26.6	5.6%

Corp and Other / Eliminations
Net sales	$(1.7)		$9.3
Loss from operations	$(22.5)	*	$(14.2)	*
* Not a meaningful percentage

GLOSSARY

In an effort to provide investors with additional information regarding the Company’s results, Terex refers to various GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP measures may not be comparable to similarly titled measures being disclosed by other companies. In addition, the Company believes that non-GAAP financial measures should be considered in addition to, and not in lieu of, GAAP financial measures. Terex believes that this non-GAAP information is useful to understanding its operating results and the ongoing performance of its underlying businesses. Management of Terex uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company’s financial performance against such budgets and targets.

The amounts described below are unaudited, are reported in millions of U.S. dollars (except share data and percentages), and are as of or for the period ended March 31, 2022, unless otherwise indicated.

2022 Outlook
The Company's 2022 outlook for earnings per share is a non-GAAP financial measure because it excludes the impact of potential future acquisitions, divestitures, restructuring, and other unusual items. The Company is not able to reconcile this forward-looking non-GAAP financial measure to its most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the exact timing and impact of such items. The unavailable information could have a significant impact on the Company's full-year 2022 GAAP financial results. This forward looking information provides guidance to investors about the Company's EPS expectations excluding unusual items that the Company does not believe is reflective of its ongoing operations.

Free Cash Flow
The Company calculates a non-GAAP measure of free cash flow. The Company defines free cash flow as Net cash provided by (used in) operating activities, plus (minus) increases (decreases) in Terex Financial Services finance receivables consisting of sales-type leases and commercial loans (“TFS Assets”), less Capital expenditures, net of proceeds from sale of capital assets. The Company believes that this measure of free cash flow provides management and investors further useful information on cash generation or use in our primary operations. The following table reconciles Net cash provided by (used in) operating activities to free cash flow (in millions):

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021
Net cash provided by (used in) operating activities	$(51.7)	$138.1
Increase (decrease) in TFS Assets	—	(92.5)
Capital expenditures, net of proceeds from sale of capital assets	(20.1)	(6.1)
Free cash flow (use)	$(71.8)	$39.5